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                                                               Exhibit 23.14


                   CONSENT TO BE NAMED AS A KEY PRACTICE LEADER

              I hereby consent to be named as a person who will become a key practice leader of Clarant Worldwide Corporation (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.01, of the Company.

Dated: June 7, 1999            By: /s/ Andreas Panayi
                               -----------------------------------------
                               Name: [print] Andreas Panayi
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